Exhibit 3.247

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYPRUS SHOSHONE COAL CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the ‘Corporation’) is Cyprus Shoshone Coal Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking Out the entire Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. The name of the corporation is CYPRUS SC CORPORATION.”

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective date of the Amendment herein certified shall be the date of filing.

Signed and attested to on September 22, 1987.

/s/ P. C. Wolf
P. C. Wolf Sensor Vice President

ATTEST:

/s/ Deborah J. Friedman
Deborah J. Friedman Assistant Sectetary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DRAVO COAL COMPANY

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Dravo Coal Company.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the entire Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1.	The name of the corporation is:

CYPRUS SHOSHONE COAL CORPORATION.”

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective date of the Amendment herein certified shall be the date of filing.

Signed and attested to on September 1, 1987.

/s/ P. C. Wolf
P.C. Wolf Senior Vice President

ATTEST

/s/ Deborah J. Friedman
Deborah J. Friedman Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYPRUS SHOSHONE COAL CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Cyprus Shoshone Coal Corporation.

2. The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

“FIRST: The name of the corporation is:

RAG Shoshone Coal Corporation ”

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

4. The effective date of the Amendment herein certified shall be the date of filing.

Signed and attested to as of June 30, 1999.

CYPRUS SHOSHONE COAL
CORPORATION

/s/ Greg Walker
Greg Walker
Sene Vice President

ATTEST:

/s/ Susan E. Chetlin
Susan E. Chetlin
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

RAG SHOSHONE COAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of RAG SHOSHONE COAL CORPORATION be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the Corporation is:

Shoshone Coal Corporation

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH. That this Certificate of Amendment of the Certificate of Incorporation shall be effective on April 21, 2004.

IN WITNESS WHEREOF, said RAG Shoshone Coal Corporation has caused this certificate to be signed by Robert L. Reilly, its Vice President, this 19th day of April, 2004.

/s/ Robert L. Reilly
By: ROBERT L. REILLY
its: Vice President

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Shoshone Coal Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Shoshone Coal Corporation

2.	That a Certificate of Incorporation (Certificate of Correction) (Title of Certificate Being Corrected) was filed by the Secretary of State of Delaware on 01/18/1978 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: (must be specific)

Number of Shares Authorized of 100,000

4.	Article #4 of the Certificate is corrected to read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is: 10,000

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction

By:	/s/ J. F. Quinn
Name:	Authorized Officer J. F. Quinn
Print or Type
Title:	Vice President